EXHIBIT 16

        DREYFUS INSTITUTIONAL PREFERRED MONEY MARKET FUND


Value of Account               9/23/97                               $ 1.000000000
   + Dividend on               9/24/97             $     0.000154910
   + Dividend on               9/25/97                   0.000154889
   + Dividend on               9/26/97                   0.000466297
   + Dividend on               9/29/97                   0.000155860
   + Dividend on               9/30/97                   0.000156919   0.001088875
Value of Account               9/30/97                                 1.001088875
   Less the Value of Account   9/23/97                                (1.000000000)
     Change in Account                                                 0.001088875
Divided by Value of Account    9/23/97                                 1.000000000
     Base Period Return                                                0.001088875

Annualized Seven Day Yield           (0.001088875x  365 / 7)                  5.68%


Value of Account               9/23/97                               $ 1.000000000
   + Dividend on               9/24/97             $     0.000154910
   + Dividend on               9/25/97                   0.000154889
   + Dividend on               9/26/97                   0.000466297
   + Dividend on               9/29/97                   0.000155860
   + Dividend on               9/30/97                   0.000156919   0.001088875
Value of Account               9/30/97                                 1.001088875
   Less the Value of Account   9/23/97                                (1.000000000)
     Change in Account                                                 0.001088875
Divided by Value of Account    9/23/97                                 1.000000000
     Base Period Return                                                0.001088875

                                                   365/7
Annualized Effective Yield           [0.001088875+1     ]-1                   5.84%
